Exhibit 99.1

Wisconsin Energy, Integrys Energy Group schedule shareholder meetings, announce effectiveness of registration statement

MILWAUKEE and CHICAGO – Oct. 6, 2014 - Wisconsin Energy (NYSE: WEC) and Integrys Energy Group (NYSE: TEG) have announced that the registration statement on Form S-4 filed by Wisconsin Energy with the U.S. Securities and Exchange Commission on Aug. 13, 2014, and as subsequently amended, which includes a joint proxy statement/prospectus of Wisconsin Energy and Integrys Energy Group, was declared effective today.

The companies also announced that they each have scheduled special meetings for shareholders in connection with the proposed combination of Wisconsin Energy and Integrys Energy Group. Completing the transaction remains subject to customary closing conditions, including receipt of shareholder and regulatory approvals.

Wisconsin Energy’s special meeting of shareholders will be held at 10 a.m. Central time on Friday, Nov. 21, 2014, at Wisconsin Energy’s headquarters, 231 W. Michigan St., Milwaukee, Wisconsin. Integrys Energy Group’s special meeting of shareholders also will be held at 10 a.m. Central time on Friday, Nov. 21, 2014 in the Aon Building Auditorium, 200 East Randolph Street, South Lobby/Parking Level 1, Chicago, Illinois.

Each company’s shareholders of record at the close of business on Monday, Oct. 13, 2014 will be entitled to vote at their respective meetings. Wisconsin Energy and Integrys Energy Group expect to begin mailing the joint proxy statement/prospectus to their respective shareholders promptly following the record date for the shareholder meetings.  The joint proxy statement/prospectus will provide additional information and instructions on voting for shareholders of both companies.

About Wisconsin Energy
Wisconsin Energy Corporation (NYSE: WEC), based in Milwaukee, is one of the nation’s premier energy companies, serving more than 1.1 million electric customers in Wisconsin and Michigan’s Upper Peninsula and 1.1 million natural gas customers in Wisconsin. The company’s principal utility is We Energies. The company's other major subsidiary, We Power, designs, builds and owns electric generating plants.

Wisconsin Energy (wisconsinenergy.com), a component of the S&P 500, has nearly $15 billion of assets, 4,300 employees and approximately 40,000 stockholders of record.

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Wisconsin Energy/Integrys Energy Group

About Integrys Energy Group
Integrys Energy Group Inc. (NYSE: TEG) is a diversified energy holding company with regulated natural gas and electric utility operations (serving customers in Illinois, Michigan, Minnesota and Wisconsin), an approximate 34 percent equity ownership interest in American Transmission Co. (a federally regulated electric transmission company) and non-regulated energy operations. For more information, visit integrysgroup.com.

Cautionary Statements Regarding Forward-Looking Information
This communication contains certain forward-looking statements with respect to the financial condition, results of operations and business of Wisconsin Energy and Integrys and the combined businesses of Integrys and Wisconsin Energy and certain plans and objectives of Wisconsin Energy and Integrys with respect thereto, including the expected benefits of the proposed merger. These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. Forward-looking statements often use words such as “anticipate”, “target”, “expect”, “estimate”, “intend”, “plan”, “goal”, “believe”, “hope”, “aim”, “continue”, “will”, “may”, “would”, “could” or “should” or other words of similar meaning or the negative thereof. There are several factors which could cause actual plans and results to differ materially from those expressed or implied in forward-looking statements. Such factors include, but are not limited to, the expected closing date of the proposed merger; the possibility that the expected value creation from the proposed merger will not be realized, or will not be realized within the expected time period; the risk that the businesses of Wisconsin Energy and Integrys will not be integrated successfully; disruption from the proposed merger making it more difficult to maintain business and operational relationships; the risk that unexpected costs will be incurred; changes in economic conditions, political conditions, trade protection measures, licensing requirements and tax matters; the possibility that the proposed merger does not close, including, but not limited to, due to the failure to satisfy the closing conditions; the risk that financing for the proposed merger may not be available on favorable terms; and the risk that Integrys may not complete the sale of Integrys Energy Services. These forward-looking statements are based on numerous assumptions and assessments made by Wisconsin Energy and/or Integrys in light of their experience and perception of historical trends, current conditions, business strategies, operating environment, future developments and other factors that each party believes appropriate. By their nature, forward-looking statements involve known and unknown risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. The factors described in the context of such forward-looking statements in this communication could cause actual results, performance or achievements, industry results and developments to differ materially from those expressed in or implied by such forward-looking statements. Although it is believed that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct and persons reading this communication are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as of the date of this communication.  Neither Wisconsin Energy nor Integrys assumes any obligation to update the information contained in this communication (whether as a result of new information, future events or otherwise), except as required by applicable law. A further list and description of risks and uncertainties at Wisconsin Energy can be found in Wisconsin Energy’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and in its reports filed on Form 10-Q and Form 8-K.  A further list and description of risks and uncertainties at Integrys can be found in Integrys’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and in its reports filed on Form 10-Q and Form 8-K.

Additional Information and Where to Find It
The proposed merger involving Wisconsin Energy and Integrys will be submitted to the respective shareholders of Wisconsin Energy and Integrys for their consideration. In connection with the proposed merger, Wisconsin Energy has filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 that includes a joint proxy statement/prospectus for the shareholders of Wisconsin Energy and Integrys.  The registration statement was declared effective by the SEC on October 6, 2014.  In the coming days, each of Wisconsin Energy and Integrys will mail the joint proxy statement/prospectus to their respective shareholders, and will file other documents regarding the proposed merger with the SEC. Wisconsin Energy and Integrys urge investors and shareholders to read the joint proxy statement/prospectus as well as other documents filed with the SEC when they become available, because they will contain important information.  Investors and security holders will be able to receive the registration statement containing the joint proxy statement/prospectus and other documents free of charge at the SEC’s web site, http://www.sec.gov, from Wisconsin Energy at Wisconsin Energy Corporation, Corporate Secretary, 231 W. Michigan St., P.O. Box 1331, Milwaukee, WI 53201, or from Integrys at Integrys Energy Group, Inc., Investor Relations, 200 East Randolph Street, 23rd Floor, Chicago, IL 60601.

Participants in Solicitation
This communication is not a solicitation of a proxy from any investor or shareholder.  Wisconsin Energy, Integrys and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the respective shareholders of Wisconsin Energy and Integrys in favor of the proposed merger. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the respective shareholders of Wisconsin Energy and Integrys in connection with the proposed merger will be set forth in the joint proxy statement/prospectus. You can find information about Wisconsin Energy’s executive officers and directors in its definitive proxy statement for its 2014 Annual Meeting of Stockholders, which was filed with the SEC on March 21, 2014. You can find more information about Integrys's executive officers and directors in its definitive proxy statement for its 2014 Annual Meeting of Shareholders, which was filed with the SEC on March 27, 2014. You can obtain free copies of these documents from Wisconsin Energy and Integrys using the contact information above.

Non-solicitation
This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Wisconsin Energy Media Contact	Wisconsin Energy Investor Contact
Barry McNulty 414-221-4444	Colleen Henderson, CFA 414-221-2592

Integrys Media Contact	Integrys Investor Contact
Kathy Hartman 800-977-2250	Steven P. Eschbach, CFA 312-228-5408

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